Exhibit 10.3

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is entered into and effective as of March 9, 2020 (the “Effective Date,” subject to Section 5(i) below) by and between UAS Drone Corp., a Nevada corporation (the “Company”), and GREENBLOCK CAPITAL, LLC, a Florida limited liability company (hereinafter, “GBC”). Each of the Company and GBC may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company was organized on February 4, 2015, with the intention of engaging in the business of developing and manufacturing commercial unmanned aerial systems, or drones, for the law enforcement and first responder markets; and

WHEREAS, the Company’s extremely limited business operations were unsuccessful and, beginning with its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its periodic reports as filed with the Securities and Exchange Commission (the “SEC”) have indicated that the Company is a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subparagraph (i) of SEC Rule 144, which substantially limits the resale of shares of its $0.0001 par value common stock (the “Company Common Stock”) until it is no longer a shell company and twelve (12) months from the filing of “Form 10 Information” with the SEC reflecting the change of such designation; and

WHEREAS, GBC is currently the beneficial owner of 437,500 outstanding shares of Company Common Stock (the “GBC Outstanding Shares”); and

WHEREAS, there is an extremely limited market for the Company Common Stock, with an average of zero shares traded per day over the preceding thirty (30) days, according to the OTC Markets, Inc. (the “OTC Markets”) website (www.otcmarkets.com/stock/USDR/quote); and

WHEREAS, for the foregoing reasons, the Company has determined that the present value of the Company Common Stock is $0.0001 per share; and

WHEREAS, during the period from February 4, 2016, through the date hereof, GBC has advanced to the Company a total of $208,308 to assist the Company with the payment of its outstanding costs and expenses (the “GBC Advances”); and

WHEREAS, on March 4, 2020, the Company entered into a Share Exchange Agreement with Duke Robotics, Inc., a Delaware corporation (“Duke”), and the several stockholders of Duke identified on Annex A thereto (the “Duke Share Exchange Agreement”); and

WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Duke Share Exchange Agreement; and

WHEREAS, the closing of the Duke Share Exchange Agreement is subject to various conditions precedent including, but not limited to, the conversion and exchange of certain outstanding debt, which debt includes the GBC Advances, in consideration of the issuance of additional shares of the Company Common Stock and convertible debentures to the holders of such debt in an amount not to exceed $400,000 in the aggregate (the “UAS Convertible Debt”) as provided in the Share Exchange Agreement, and the closing of the “Duke Funding” as defined in Annex B of the Duke Share Exchange Agreement (respectively, the “Closings”); and

WHEREAS, GBC, subject to the Closings, is willing to waive all outstanding interest that has accrued on the GBC Advances through the Effective Date of the transactions contemplated hereby and to exchange all of the $208,308 in GBC Advances for a total of 65,198 shares of the Company Common Stock comprised of “restricted securities” as defined in SEC Rule 144, together with a convertible debenture (the “New Debenture”) in the principal amount of $99,054 to be newly issued by the Company pursuant to this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. Exchange.  (a) Upon the terms and conditions set forth in this Agreement, and subject to the Closings, the Company hereby agrees to issue to GBC: (i) 65,198 shares of Company Common Stock, which the Parties agree shall have the status of “restricted securities” issued by a “shell company” as defined in Rule 12b-2 of the Exchange Act and be subject to the resale provisions in subparagraph (i) of SEC Rule 144; and (ii) the New Debenture in the principal amount of $99,054, which New Debenture shall be in the form attached hereto as Exhibit A and incorporated herein by reference, in exchange for: (i) the waiver of all accrued interest on the GBC Advances through the Closing Date of the transactions contemplated hereby; and (ii) the retirement and cancellation of all $208,308 in GBC Advances, which GBC Advances include a total of $199,611 advanced through September 30, 2019, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period then ended, together with $8,697 in additional advances through the date hereof. The issuance of such 65,198 shares and the New Debenture will be subject to forfeiture if there are no simultaneous Closings of the Duke Share Exchange Agreement and the Duke Funding. The Company shall promptly deliver the shares of the Company Common Stock and the New Debenture to GBC on the Closings of the transactions contemplated hereby.

(b) Registration Rights. In accordance with the provisions set forth in that certain Registration Rights Agreement being entered into by the Company, GBC and other security holders of the Company contemporaneously with the execution of this Agreement, (the “RRA”), within 30 calendar days following the earlier of (X) the Company having timely filed its form 10-K for the fiscal year ended December 2019 or (Y) it has finalized the second stage of the share exchange agreement with the stockholders of Duke Robotics, Inc. or (Z) March 31, 2020, the Company shall prepare and file with the SEC a Registration Statement (the “Registration Statement”) for a resale offering to be made on a continuous basis, registering the Conversion Shares (as defined in the New Debenture) issuable upon conversion of the New Debenture (the “Registrable Securities”) and shall use its commercially best efforts to keep such Registration Statement, with respect to GBC, continuously effective under the Securities Act until the earlier to occur of (i) the date on which GBC may sell the Conversion Shares then held in compliance with Rule 144, or (ii) all Conversion Shares covered by the Registration Statement have been sold by GBC.

Notwithstanding the registration obligations set forth above, if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform GBC thereof and use its commercially reasonable efforts to file amendments to the such Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering, all as set forth in the RRA.

If the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities, and any other securities being registered on the Registration Statement, permitted to be registered on a particular Registration Statement, unless otherwise directed in writing by GBC as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on the basis set forth in the RRA.

For purposes of this Section 14, “SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

If there is a conflict between this Agreement and the RRA, the RRA shall take precedence and will control.

(c) Six Month Lock-Up of the Outstanding Shares. The 437,500 GBC Outstanding Shares shall be restricted from sale or other disposition for a period of six months from the date of the Closings.

2. Mutual Release. As further consideration for the transactions contemplated hereby, each Party hereby releases acquits, and forever absolutely discharges the other Party and its past and present owners, management members, employees, servants, representatives, agents, attorneys, affiliated entities and persons, subrogees, heirs, executors, insurers, successors, and assigns from any and all actions, causes of action, claims, debts, liabilities, accounts, demands, damages, causes, claims for indemnification or contribution, or any other thing whatsoever whether known or unknown, suspected or unsuspected, certain or speculative, accrued or unaccrued that such Party ever had or now has relating to or arising out of past agreements, contracts, obligations and relationships written or verbal with the other Party; provided, however, that such mutual release shall not apply to any claims that may arise under or relate to this Agreement or the New Debenture.

3. Representations and Warranties.  Each Party hereto hereby represents and warrants to the other Party as follows:

(a) Authorization.  Such Party has the full right, power and authority to enter into this Agreement and to perform the terms and provisions hereof.  The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary action on the part of such party, and this Agreement constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(b) No Conflicts.  Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of such Party shall breach any statutes or regulations of any governmental authority, domestic or foreign, or shall conflict with or result in a breach of such Party’s organizational document(s) (if applicable) or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which such Party is a party or by which it or its assets are or may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, or require the consent of any person or entity.

(c) Consents and Approvals.  No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of such Party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4. Representations, Warranties and Covenants of GBC.

GBC represents, warrants and agrees with, the Company that:

(a) This Agreement has been duly executed and delivered by GBC and constitutes a valid and binding obligation of GBC enforceable in accordance with its terms.

(b) GBC acknowledges its understanding that the transactions contemplated by this Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

(c) GBC has the financial ability to bear the economic risk of his investment, has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Company.

(d) GBC is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (17 C.F.R. 230.501(a)).

(e) GBC is not subject to or obligated under any provisions of any law, regulation, order, judgment or decree which would be breached or violated by the execution, delivery and performance of this Agreement by GBC and the consummation of the transactions contemplated hereby.

(f) GBC is an “affiliate” and the principal shareholder of the Company and has had full access to all information about the Company, without qualification, including, but not limited to, the information contained in all of its filings with the SEC made by the Company pursuant to the Exchange Act and which are contained in the Edgar Archives of the SEC.

5. Miscellaneous.

(a) Notices.    All notices or other communications required or permitted by this Agreement or by law to be served on or given to either Party to this Agreement by the other Party shall be in writing and shall be deemed duly served when personally delivered to the Party at an address agreed upon by both Parties.

(b) Assignment.  This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

(c) Governing Law.    The validity, interpretation, construction and performance of this Agreement shall be determined in accordance with the provisions of the Share Exchange Agreement.

(d) Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e) Amendment; Waiver.    In the event either Party wishes to amend this Agreement, the Agreement may only be amended or waived in a writing executed by both Parties.

(f) Complete Agreement.  This Agreement contains the complete agreement between the Parties hereto and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

(g) Further Assurances. The Parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party hereto may reasonably request in order to carry out the intent an accomplish the purposes of this Agreement, if requested.

(h) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(i) Effective Date. The “Effective Date” of this Agreement shall be the date of the Closings of the Duke Share Exchange Agreement and the Duke Funding, and absent such Closings, this Agreement and the matters covered hereby shall have no effect whatsoever between the parties hereto, and the respective rights, obligations and duties of the parties under the Purchase Agreement and the Original Debentures shall continue, unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

UAS DRONE CORP.

By:	/s/ Christopher J. Leith
Name: Christopher J. Leith
Title: Acting CFO

GREENBLOCK CAPITAL, LLC

By:	/s/ Chris Spencer
Name: Chris Spencer
Title: Managing Member